SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement.

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                  Bluefly, Inc.
                                  -------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                  2)       Form, Schedule or Registration Statement No.:

                  3)       Filing Party:

                  4)       Date Filed:

                                  BLUEFLY, INC.
                               42 West 39th Street
                               New York, NY 10018

Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Bluefly, Inc., which will be held on [Monday, November 18], 2002 at [5:00 p.m.], at the company's offices at 42 West 39th Street, 9th Floor, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

         The matters scheduled to be considered at the meeting are the election of directors, the approval of an amendment to our certificate of incorporation to increase the number of authorized shares of common stock, the approval of an amendment to our 1997 Stock Option Plan to increase the number of shares authorized for grant under the plan, the approval of the conversion provisions of our Series 2002 Convertible Preferred Stock, the approval of the conversion provisions of our Series C Convertible Preferred Stock and the ratification of the appointment of our accountants.

         The Board of Directors recommends a vote FOR all the proposals being presented at the meeting as being in the best interest of Bluefly and its stockholders. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

         Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

         If you would like additional copies of the proxy material or if you would like to ask questions about the proposals, you should contact our Investor Relations Department by telephone at (212) 944-8000.

                                         Sincerely,


                                         E. KENNETH SEIFF
                                         President and Chief Executive Officer

                                  BLUEFLY, INC.
                               42 West 39th Street
                            New York, New York 10018

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               [November 18], 2002

                          ----------------------------

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bluefly, Inc. (the "Corporation") will be held at [5:00 p.m.], local time, on [Monday, November 18], 2002 at the Corporation's offices at 42 West 39th Street, 9th Floor, New York, New York, for the following purposes:

1. To elect five directors of the Corporation to hold office until the next annual meeting of stockholders;

2. To approve an amendment to the Corporation's certificate of incorporation, which would increase the number of shares of common stock, par value $0.01 per share ("Common Stock"), the Corporation is authorized to issue from 40,000,000 to 92,000,000;

3. To approve an amendment to the Bluefly, Inc. 1997 Stock Option Plan, as amended (the "Plan"), which would increase the aggregate number of shares of Common Stock that may be the subject of options granted pursuant to the Plan from 5,400,000 shares to 12,200,000 shares;

4. To approve the conversion provisions of the Corporation's Series 2002 Convertible Preferred Stock;

5. To approve the conversion provisions of the Corporation's Series C Convertible Preferred Stock;

6. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Corporation for the fiscal year ending December 31, 2002; and

7. To transact such other business as may properly come before the meeting.

         Only holders of record of the Common Stock and the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock at the close of business on [October 10], 2002 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

         WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,


                                        E. KENNETH SEIFF
                                        President and Chief Executive Officer

[October 17], 2002

                                  BLUEFLY, INC.
                               42 West 39th Street
                            New York, New York 10018

                          ----------------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of Bluefly, Inc., a Delaware corporation (the "Corporation"), of proxies to be used at the annual meeting of stockholders of the Corporation to be held at [5:00 p.m.], local time, on [Monday, November 18], 2002, at the Corporation's offices at 42 West 39th Street, 9th Floor, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

1. To elect five directors of the Corporation to hold office until the next annual meeting of stockholders;

2. To approve an amendment to the Corporation's certificate of incorporation, which would increase the number of shares of common stock, par value $0.01 per share ("Common Stock"), that the Corporation is authorized to issue from 40,000,000 to 92,000,000 (the "Charter Amendment");

3. To approve an amendment to the Bluefly, Inc. 1997 Stock Option Plan, as amended (the "Plan"), which would increase the aggregate number of shares of Common Stock that may be the subject of options granted pursuant to the Plan from 5,400,000 shares to 12,200,000 shares (the "Plan Amendment");

4. To approve the conversion provisions of the Corporation's Series 2002 Convertible Preferred Stock (the "Series 2002 Conversion Provisions");

5. To approve the conversion provisions of the Corporation's Series C Convertible Preferred Stock (the "Series C Conversion Provisions");

6. To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as independent accountants of the Corporation for the fiscal year ending December 31, 2002; and

7. To transact such other business as may properly come before the meeting.

         If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock, shares of the Corporation's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), shares of the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and shares of the Corporation's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted
(i) for the election as directors of the nominees of the Board of Directors named below; (ii) for the approval of the Charter Amendment; (iii) for the approval of the Plan Amendment; (iv) for the approval of the Series 2002 Conversion Provisions; (v) for the approval of the Series C Conversion Provisions; (vi) for the ratification of the appointment of PwC as independent accountants and (vii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Chief Executive Officer of the Corporation, or by the vote of such stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement and accompanying form of proxy is [October 17], 2002.

                                     VOTING

         Holders of record of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as of the close of business on [October 10, 2002] (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the stockholders at the meeting, except the election of two members of the Board of Directors, one of whom was elected by the holders of Series A Preferred Stock voting separately as a class (the

"Series A Preferred Designee"), and one of whom was elected by the holders of Series B Preferred Stock voting separately as a class (the "Series B Preferred Designee" and, together with the Series A Preferred Designee, the "Preferred Designees"). The Series A Preferred Designee was elected by vote of the holders of Series A Preferred Stock in August 2002 and the Series B Preferred Designee was elected by the holders of the Series B Preferred Stock in August 2002. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Common Stock (rounded up to the nearest whole number) into which such share is convertible as of the Record Date. As of that date, each share of Series A Preferred Stock was convertible into approximately 8.5 shares of Common Stock, and therefore, entitles the holder thereof to nine votes on all matters to come before the meeting. As of the Record Date, each share of Series B Preferred Stock was convertible into 2.5 shares of Common Stock and, therefore, entitles the holder thereof to three votes on all matters to come before the meeting. As of the Record Date, each share of Series C Stock was convertible into 1075.27 shares of Common Stock and, therefore, entitles the holder thereof to 1076 votes on all matters to come before the meeting other than the approval of the Series 2002 Conversion Provisions and the Series C Conversion Provisions, on which matters the holders of Series C Preferred Stock are not entitled to vote pursuant to the certificate of designations regarding the Series C Preferred Stock. None of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock is entitled to cumulative voting.

         Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business. As of the Record Date, there were 10,391,904 shares of Common Stock outstanding, each entitled to one vote, 500,000 shares of Series A Preferred Stock outstanding, each entitled to nine votes, 8,910,782 shares of Series B Preferred Stock, each entitled to three votes and 1,000 shares of Series C Preferred Stock, each entitled to 1076 votes. The total number of votes entitled to be cast at the meeting is, therefore, 42,700,250. Abstentions and so-called "broker non-votes" (instances in which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

         The favorable vote of a majority of the votes eligible to be cast by the holders of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class, and the favorable vote of holders of a majority of the outstanding shares of Common Stock, voting separately as a class, is necessary to approve the Charter Amendment; the favorable vote of a majority of the votes cast by holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock present in person or represented by proxy at the meeting, voting together as a class, is necessary to approve the adoption of the Plan Amendments and the ratification of the independent accountants; the favorable vote of a majority of the votes cast by holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock present in person or represented by proxy at the meeting, voting together as a class, is necessary to approve the Series 2002 Conversion Provisions and the Series C Conversion Provisions; and the favorable vote of a plurality of the votes cast by holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock present in person or represented by proxy at the meeting, voting together as a class, is necessary to elect the nominees for the directors of the Corporation. Abstentions and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, the election of directors, the approval of the Plan Amendment, the approval of the Series 2002 Conversion Provisions, the approval of the Series C Conversion Provisions or the ratification of the independent accountants and will effectively act as votes against the Charter Amendment, since such proposal requires the affirmative vote of a majority of the votes eligible to be cast at the meeting (as opposed to a majority of the votes actually cast at the meeting). The Board of Directors recommends a vote FOR each of the proposals set forth above.

                         ITEM 1. ELECTION OF DIRECTORS

         Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

         Effective as of August 2002, Lorne Weil resigned as a director of the Corporation. Pursuant to the Corporation's by-laws, in August 2002, the Board of Directors unanimously elected Alan Kane to fill the vacancy created by Mr. Weil's resignation.

         The following information is supplied with respect to the nominees for election as directors of the Corporation and the Preferred Designees:

                   NOMINEES FOR DIRECTOR; PREFERRED DESIGNEES

    Name of Director                                 Age       Director of the
                                                              Corporation Since

    E. Kenneth Seiff                                  38       1991 to present
    Josephine Esquivel                                47       2001 to present
    Alan Kane                                         60       2002 to present
    Martin Miller                                     71       1991 to present
    Robert G. Stevens                                 49       1996 to present
    Neal Moszkowski (Series A Preferred Designee)     36       1999 to present
    David Wassong (Series B Preferred Designee)       31       2000 to present

         E. Kenneth Seiff, the founder of the Corporation, has served as the Corporation's Chairman of the Board, Chief Executive Officer and Treasurer since its inception in April 1991. He became the President of the Corporation in October 1996.

         Josephine Esquivel was appointed as a director of the Corporation in June 2001. Ms. Equivel was a senior apparel, textiles, footwear and luxury goods equity analyst with Morgan Stanley Dean Witter from February 1995 until April 2001. From June 1987 to February 1995, Ms. Esquivel was a Senior Vice President at Lehman Brothers, and from August 1983 to June 1987, she was a Business Manager for the textile company J.P. Stevens & Co.

         Alan Kane was appointed a director of the Corporation in August 2002. Since September 1997, Mr. Kane has been the professor of retailing at the Columbia University Graduate School of Business. Before joining the Columbia Business School, Mr. Kane spent 28 years in the retailing industry.

         Martin Miller has served as a director of the Corporation since July 1991. Since October 1997, Mr. Miller has been a partner in the Belvedere Fund, L.P., a fund of hedge funds. From September 1986 to October 1997, Mr. Miller was the President and a director of Baxter International, Inc., a New York based apparel wholesaler. From January 1990 to April 1996, Mr. Miller was the Chairman of Ocean Apparel, Inc., a Florida based sportswear firm.

         Robert G. Stevens has served as a director of the Corporation since December 1996. From December 1999 to May 2002, Mr. Stevens served as an Executive Vice President of the Corporation. Since May 2002, Mr. Stevens has been the President of Growth Insight, Inc. ("Growth Insight"), a consulting firm that specializes in developing growth strategies. From December 1994 to December 1999, Mr. Stevens was a Vice President of Mercer Management Consulting, Inc. ("Mercer"), a management consulting firm. From November 1992 to December 1994, Mr. Stevens was a Principal at Mercer.

         Neal Moszkowski has served as a director of the Corporation since August 1999 and is the Series A Preferred Stock Designee. Mr. Moszkowski has been a partner of Soros Private Equity Partners LLC ("Soros") since August 1998. Prior to joining Soros, Mr. Moszkowski was an Executive Director of Goldman Sachs International and a Vice President of Goldman, Sachs & Co., an investment banking firm, in its Principal Investment

Area. He joined Goldman, Sachs & Co. in August 1993. Mr. Moszkowski is also a director of Integra Life Sciences Holdings, Inc., a medical products company, WellCare Inc., a Florida-based HMO, and Jet Blue Airways Corporation.

         David Wassong was appointed as a director of the Corporation in February 2001 and is the Series B Preferred Stock Designee. Mr. Wassong has been a partner of Soros since June 1998. Prior to joining Soros, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund. From September 1995 to June 1997, Mr. Wassong attended the Wharton School, The University of Pennsylvania, and received his Masters in Business Management. Mr. Wassong is also a director of NUSIGN Industries, Meteor Mobile Communications, IntraLinks, Inc., IRSA Telecomunicaciones N.V. and Europlex Cinemas.

                              MEETINGS OF THE BOARD

         During the fiscal year ended December 31, 2001, the Board of Directors met, or acted by unanimous written consent, on ten occasions. With the exception of Lorne Weil, each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he or she served during the 2001 fiscal year.

         So long as at least 60% of the shares of Series A Preferred Stock issued and outstanding as of August 26, 1999 remain issued and outstanding, the Series A Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. So long as 60% of the Series B Preferred Stock issued and outstanding as of February 5, 2001 remain issued and outstanding, the Series B Preferred Designee is entitled to seven votes on any matter to come before the Board of Directors. As of September 16, 2002, such minimum amounts of Series A Preferred Stock and Series B Preferred Stock remain issued and outstanding and, therefore, the Preferred Designees are entitled to cast 14 out of 19 votes to be cast by Board of Directors on any matter to come before the Board of Directors.

         The Board of Directors has established an Audit Committee ("Audit Committee") comprised of Martin Miller, Josephine Esquivel and Alan Kane. The Audit Committee is responsible for the appointment of the Corporation's outside accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions. The duties of the Audit Committee are fully set forth in the charter adopted by that committee and attached hereto as Exhibit A. During the fiscal year ended December 31, 2001, the Audit Committee, then comprised of Mr. Miller, Ms. Esquivel and Lorne Weil, met, or acted by unanimous written consent, on two occasions. The Board of Directors believes that Messrs. Miller and Kane and Ms. Esquivel are "independent directors" within the meaning of Nasdaq Marketplace Rule 4200(a)(14).

         The Board of Directors also has established an Option Plan/Compensation Committee ("Option Plan/Compensation Committee") consisting of Neal Moszkowski and Martin Miller. The Option Plan/Compensation Committee administers the Plan establishes the compensation levels for executive officers and key personnel and oversees the Corporation's bonus plans. During the fiscal year ended December 31, 2001, the Option Plan/Compensation Committee, then comprised of Messrs. Moszkowski and Miller, Mark Goldstein (for part of the year) and Lorne Weil (for the remainder of the year), met, or acted by unanimous written consent, on twelve occasions.

         In October 2001, the Board of Directors established a Technology Committee (the "Technology Committee") to approve any plan, agreement, instrument or document it deems necessary, appropriate or desirable to reduce the Corporation's technology expenses while preserving the reliability and performance of the Corporation's technology infrastructure. The Technology Committee consists of Neal Moszkowski and David Wassong. During the fiscal year ended December 31, 2001, the Technology Committee met, or acted by written consent, on two occasions.

         The Board of Directors has no standing nominating committee.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee met and held discussions with management and PwC. The Audit Committee reviewed and discussed the audited consolidated financial statements for fiscal 2001 with management and has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

         The Corporation's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Corporation.

         Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the Corporation's audited consolidated financial statements for fiscal 2001 be included in the Corporation's Annual Report on Form 10-K for fiscal 2001 filed with the Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            MARTIN MILLER
                                            JOSEPHINE ESQUIVEL


                                 SHARE OWNERSHIP

Common Stock

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Corporation as of [October 10], 2002 for (i) each person who is known by the Corporation to own beneficially more than 5% of the Common Stock, (ii) each of the Corporation's directors,
(iii) the Named Executives (as defined below), and (iv) all directors and executive officers of the Corporation as a group.

                                                                              Number of Shares
     Name (1)                                                                 Beneficially Owned            Percentage (2)
     --------                                                                 ------------------            --------------
     E. Kenneth Seiff                                                           1,350,768(3)(4)                 12.02%
     Josephine Esquivel                                                             3,750(5)                      *
     Alan Kane                                                                          -                         -
     Martin Miller                                                                 23,750(6)(7)                   *
     Neal Moszkowski (8)                                                           11,250(9)                      *
     David Wassong (8)                                                              3,750(10)                     *
     Robert G. Stevens                                                            221,189(11)                    2.09%
     Patrick C. Barry                                                             526,661(12)                    4.83%
     Jonathan B. Morris                                                           534,585(13)                    4.90%
     SFM Domestic Investments LLC                                               1,137,945(14)                   10.00%
     Quantum Industrial Partners LDC                                           34,778,119(15)                   87.20%
     George Soros                                                              35,916,065(16)                   87.93%
     All directors and executive officers as a group (9 persons)                2,675,703(17)                   21.39%

----------------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of options, warrants or preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or preferred stock but are not deemed outstanding for computing the percentage ownership of any other person.
(3)      Includes 3,000 shares of Common Stock held by Nicole Seiff, the wife of
         E. Kenneth Seiff, as to which Mr. Seiff disclaims beneficial ownership.
(4) Includes 845,611 shares of Common Stock issuable upon exercise of options granted under the Plan.
(5) Represent 3,750 shares of Common Stock issuable upon exercise of options granted under the Plan.
(6) Includes 20,750 shares of Common Stock issuable upon exercise of options granted under the Plan.
(7) Includes 3,000 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.
(8) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock, respectively. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Common Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(9) Represents 11,250 shares of Common Stock issuable upon exercise of options granted under the Plan.
(10) Represents 3,750 shares of Common Stock issuable upon exercise of options granted under the Plan.
(11) Includes 188,250 shares of Common Stock issuable upon exercise of options granted under the Plan.
(12) Includes 521,661 shares of Common Stock issuable upon exercise of options granted under the Plan.
(13) Includes 521,722 shares of Common Stock issuable upon exercise of options granted under the Plan.
(14) Represents 124,701 shares of Common Stock issuable upon conversion of 14,590 shares of Series A Preferred Stock; 708,469 shares of Common Stock issuable upon conversion of 281,571 shares of Series B Preferred Stock; 34,086 shares of Common Stock issuable upon conversion of 31.7 shares of Series C Preferred Stock; 68,172 shares of Common Stock issuable upon conversion of 63.4 shares of Series C Preferred Stock issuable upon conversion of the Convertible Demand Promissory Note dated as of September 27, 2002 in the aggregate principal amount of $63,400 issued by the Corporation to the stockholder; 172,995 shares of Common Stock; 29,523 shares of Common Stock issuable upon exercise of warrants (the "SFMDI Shares") held in the name of SFM Domestic Investments LLC ("SFMDI"). SFMDI is a Delaware limited liability company, and the QIP Shares referenced in Note 14 above. Excludes warrants issued pursuant to the Soros Standby Agreement, and the amended Reimbursement Agreement in March 2002. As sole managing member of SFMDI, George Soros ("Mr. Soros") may also be deemed the beneficial owner of the SFMDI Shares. The principal address of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(15) Represents: 3,806,923 shares of Common Stock issuable upon conversion of 445,410 shares Series A Preferred Stock; 21,657,882 shares of Common Stock issuable upon conversion of 8,607,843 shares of Series B Preferred Stock; 1,041,183 shares of Common Stock issuable upon conversion of 968.3 shares of Series C Preferred Stock; 2,082,366 shares of Common Stock issuable upon conversion of 1,936.6 shares of Series C Preferred Stock issuable upon conversion of the Convertible Demand Promissory Note dated as of September 27, 2002 in the aggregate principal amount of $1,936,600 issued by the Corporation to the stockholder; 5,287,082 shares of Common Stock; 902,121 shares of Common Stock issuable upon exercise of options and warrants (collectively, the "QIP Shares") held in the name of Quantum Industrial Partners LDC ("QIP"). QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles. QIH Management Investor L.P., a Delaware limited partnership ("QIHMI"), is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management, Inc., a Delaware corporation ("QIH Management"). George Soros ("Mr. Soros"), the sole shareholder of QIH Management, has entered into an agreement with Soros Fund Management LLC, a Delaware limited liability company ("SFM LLC"), pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM

         LLC, may be deemed to have sole voting power and sole investment power with respect to the QIP Shares. Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(16)     See notes 14 and 15 above.
(17) Includes 2,072,722 shares of Common Stock issuable upon exercise of options granted under the Plan.

Series A Preferred Stock

         The following table sets forth certain information with respect to the beneficial ownership of the Series A Preferred Stock of the Corporation as of [October 10], 2002, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series A Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                  Number of Shares
     Name (1)                                                     Beneficially Owned        Percentage (2)
     --------                                                     ------------------        --------------
     E. Kenneth Seiff                                                      -                       -
     Josephine Esquivel                                                    -                       -
     Alan Kane                                                             -                       -
     Martin Miller                                                         -                       -
     Neal Moszkowski (3)                                                   -                       -
     David Wassong (3)                                                     -                       -
     Robert G. Stevens                                                     -                       -
     Patrick C. Barry                                                      -                       -
     Jonathan B. Morris                                                    -                       -
     Quantum Industrial Partners LDC                               445,410(4)                    89.1%
     George Soros                                                  460,000(5)                    92.0%
     All directors and executive officers as a group (9 persons)           -                       -

----------------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the Series A Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. Mr. Soros, the sole shareholder of QIH Management, has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM LLC, may be deemed to have sole voting power and sole investment power with respect to the shares of Series A Preferred Stock held in the name of QIP (the "QIP A Shares"). Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP A Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 14,590 shares of Series A Preferred Stock held in the name of SFMDI (the "SFMDI A Shares") and (ii) the QIP A Shares referenced in Note 4 above. As sole managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI A Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

Series B Preferred Stock

         The following table sets forth certain information with respect to the beneficial ownership of the Series B Preferred Stock of the Corporation as of [October 10], 2002, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series B Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                       Number of Shares
     Name (1)                                                         Beneficially Owned          Percentage (2)
     --------                                                         ------------------          --------------
     E. Kenneth Seiff                                                              -                     -
     Josephine Esquivel                                                            -                     -
     Alan Kane                                                                     -                     -
     Martin Miller                                                                 -                     -
     Neal Moszkowski (3)                                                           -                     -
     David Wassong (3)                                                             -                     -
     Robert G. Stevens                                                             -                     -
     Patrick C. Barry                                                              -                     -
     Jonathan B. Morris                                                            -                     -
     Quantum Industrial Partners LDC                                      8,607,843(4)                 96.60%
     George Soros                                                         8,889,414(5)                 99.76%
     All directors and executive officers as a group (9 persons)                   -                     -

----------------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series B Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. Mr. Soros, the sole shareholder of QIH Management, has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH

         Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM LLC, may be deemed to have sole voting power and sole investment power with respect to the shares of Series B Preferred Stock held in the name of QIP (the "QIP B Shares"). Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP B Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 281,571 shares of Series B Preferred Stock held in the name of SFMDI (the "SFMDI B Shares") and (ii) the QIP B Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI B Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

Series C Preferred Stock

         The following table sets forth certain information with respect to the beneficial ownership of the Series C Preferred Stock of the Corporation as of [October 10], 2002, for (i) each person who is known by the Corporation to own beneficially more than 5% of the Series C Preferred Stock of the Corporation,
(ii) each of the Corporation's directors, (iii) the Named Executives, and (iv) all directors and executive officers as a group.

                                                                       Number of Shares
     Name (1)                                                         Beneficially Owned          Percentage (2)
     --------                                                         ------------------          --------------
     E. Kenneth Seiff                                                              -                     -
     Josephine Esquivel                                                            -                     -
     Alan Kane                                                                     -                     -
     Martin Miller                                                                 -                     -
     Neal Moszkowski (3)                                                           -                     -
     David Wassong (3)                                                             -                     -
     Robert G. Stevens                                                             -                     -
     Patrick C. Barry                                                              -                     -
     Jonathan B. Morris                                                            -                     -
     Quantum Industrial Partners LDC                                         968.3(4)                   96.8%
     George Soros                                                          1,000.0(5)                  100.0%
     All directors and executive officers as a group (9 persons)                   -                     -

----------------

*Less than 1%.

(1) Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.
(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.
(3) Messrs. Moszkowski's and Wassong's address is c/o Soros Private Equity Partners LLC, 888 Seventh Avenue, 28th Floor, New York, New York 10106. Messrs. Moszkowski and Wassong are the designees of the holders of the Series A and B Preferred Stock. Messrs. Moszkowski and Wassong disclaim beneficial ownership of the shares of Series C Preferred Stock beneficially owned by George Soros and QIP and none of such shares are included in the table above as being beneficially owned by them.
(4) QIP is a Cayman Islands limited duration company with its principal address at Kaya Flamboyan 9, Willemstad, Curcao, Netherlands Antilles. QIHMI is a minority shareholder of QIP and is vested with investment discretion with respect to portfolio assets held for the account of QIP. The sole general partner of QIHMI is QIH Management. Mr. Soros, the sole shareholder of QIH Management, has entered into an agreement with SFM LLC, pursuant to which Mr. Soros has agreed to use his best efforts to cause QIH Management to act at the direction of SFM LLC. Mr. Soros, as Chairman of SFM LLC, may be deemed to have sole voting power and sole investment power with respect to the shares of Series C Preferred Stock held in the name of QIP (the "QIP C Shares"). Accordingly, each of QIP, QIHMI, QIH Management, SFM LLC and Mr. Soros may be deemed to be beneficial owners of the QIP C Shares. Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106. The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the Commission.
(5) Represents both (i) 31.7 shares of Series C Preferred Stock held in the name of SFMDI (the "SFMDI C Shares") and (ii) the QIP C Shares referenced in Note 4 above. As managing member of SFMDI, Mr. Soros also may be deemed the beneficial owner of the SFMDI C Shares. The principal office of SFMDI is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

                      EXECUTIVE OFFICERS OF THE CORPORATION

         The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

Name                        Age     Positions and Offices Presently Held
----                        ---     ------------------------------------
E. Kenneth Seiff             38     Chairman of the Board, Chief Executive
                                    Officer, President and Treasurer
Patrick C. Barry             39     Chief Operating Officer and Chief Financial
                                    Officer
Jonathan B. Morris           35     Executive Vice President and Secretary

----------------

         Following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

Patrick C. Barry served as an Executive Vice President of the Corporation from July 1998 to September 2000 and has served as Chief Financial Officer of the Corporation since August 1998. In September 2000, Mr. Barry assumed the role of Chief Operating Officer and has served the Corporation in that capacity since such time. From June 1996 to July 1998, Mr. Barry served as Chief Financial Officer and Vice President of Operations of Audible, Inc., an Internet commerce and content provider. From March 1995 to June 1996, Mr. Barry was Chief Financial Officer of Warner Music Enterprises, a direct marketing subsidiary of Time Warner, Inc. From July 1993 to March 1995, Mr. Barry served as Controller of Book-of-the-Month Club, a direct marketing subsidiary of Time Warner, Inc.

Jonathan B. Morris has served as an Executive Vice President and Secretary of the Corporation since June 1998. From November 1995 to June 1998, Mr. Morris was an attorney with Brown, Raysmann, Millstein, Felder & Steiner LLP, a New York based law firm that specializes in Internet and technology law. From September 1993 to November 1995, Mr. Morris was an attorney with Mudge, Rose, Guthrie, Alexander & Ferdon.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Objective and Philosophy. The Option Plan/Compensation Committee works closely with management to design an executive compensation program to assist the Corporation in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as the Corporation grows, but is based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies of similar size and (ii) linking executives' compensation with the Corporation's financial performance by rewarding the achievement of short-term and long-term objectives of the Corporation.

Compensation Program Components. Currently, the three principal components of the Corporation's executive compensation program are: (i) annual base salary,
(ii) short-term incentive compensation in the form of performance bonuses payable in cash each year, and (iii) long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Option Plan/Compensation Committee's objectives and philosophy.

         Base Salary. Base salary levels for the Corporation's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based on responsibility and performance. Base salaries for executives are generally recommended by executive management for the review and approval of the Option Plan/Compensation Committee and the Board (subject to applicable employment agreements).

         Short-Term Incentive Compensation. The short-term incentive compensation component consists of performance bonuses. The amount of any bonus is determined, in part, pursuant to the Corporation's management by objective ("MBO") program. Pursuant to the MBO program, individual and corporate goals are set annually and, in some instances, every six months, and the bonus paid to each executive is based in part on measuring which of these goals have been realized.

         Long-Term Incentive Compensation. The long-term incentive compensation component consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the Nasdaq SmallCap Market for the business day preceding the date of grant. Generally, the stock options become exercisable in equal annual increments over four years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Corporation. The Option Plan/Compensation Committee believes that granting stock options creates an incentive to promote the long-term interests of the Corporation and aligns the economic benefit to be derived therefrom by the Corporation's executives with those of the Corporation's outside shareholders. Stock options are granted by the Option Plan/Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Corporation.

CEO Compensation. Mr. Seiff's employment agreement provides for a base salary of $250,000, subject to increase by the Board of Directors, and an annual bonus to be determined by the Board of Directors, which may, at the discretion of the Board of Directors, be paid through the issuance of capital stock of the Corporation. His compensation is determined annually by the Option Plan/Compensation Committee based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the internet retailing industry.

         Base Salary. During fiscal 2001, Mr. Seiff received an annual base salary of $267,308.

         Short-term Incentive Compensation. Mr. Seiff participated in the short-term incentive compensation plan discussed above and received a performance bonus of $69,500 for fiscal 2001.

         Long-term Incentive Compensation. During fiscal 2001, no options to purchase Common Stock were granted to Mr. Seiff.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1.0 million paid to a Corporation's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The short-term incentive compensation plan adopted by the Corporation has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The Option Plan/Compensation Committee does not expect that the total cash and non-cash compensation received by any executive of the Corporation in fiscal 2002 will exceed $1.0 million.

                                         OPTION PLAN/COMPENSATION COMMITTEE
                                         NEAL MOSZKOWSKI
                                         MARTIN MILLER

         The foregoing report of the Option Plan/Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid to the Chief Executive Officer of the Corporation and to the three other most highly compensated executive officers of the Corporation for the Corporation's fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 (each person appearing in the table is referred to as a "Named Executive"). No other executive officer of the Corporation received total annual compensation from the Corporation in excess of $100,000 during these years.

                                                                Annual Compensation
                                                                -------------------
                                                                                            Long Term Compensation
                                                                                            ----------------------
                                                                                                               Securities
                                                                                         Other Annual          Underlying
Name and Principal Position               Year        Salary             Bonus           Compensation          Options
---------------------------               ----        -------            -----           ------------          -------
E. Kenneth Seiff                          2001        $267,308           $69,500           $1,000               --
Chief Executive Officer,                  2000        $249,876           $50,000           $1,000               980,000(1)(2)
       President and Treasurer            1999        $206,519           $25,491           $1,000               100,000(1)(3)

Patrick C. Barry                          2001        $249,039(4)        $40,000           $  590               --
Chief Financial Officer and               2000        $200,433(4)        --                $  590               489,912(5)(2)
       Chief Operating Officer            1999        $150,958           $25,491           $  590                99,900(5)(3)

Jonathan B. Morris                        2001        $249,039(4)        $40,000(6)        $  330
Executive Vice President                  2000        $200,433(4)        --                $  330               490,000(5)(2)
                                          1999        $150,958           $25,491           $  330               100,000(5)(3)

Robert G. Stevens (8)                     2001        $249,039(4)        $40,000(6)        --                   --
Executive Vice President                  2000        $168,000           --                --                   490,000(5)(2)
                                          1999        --                 --                --                   105,750(5)

(1) Options granted at an exercise price equal to 110% of the fair market value on the date of grant.
(2) Represents options granted during fiscal year 2000 for services performed in fiscal 2000
(3) Represents options granted in January 1999 for the 1998 fiscal year and options granted in December 1999 for the 1999 fiscal year
(4)      Includes amounts paid pursuant to retroactive salary adjustments.
(5) Options granted at an exercise price equal to 100% of the fair market value on the date of grant.
(6) Includes $20,000 not yet paid and payable in cash, shares of Common Stock, options to purchase Common Stock or in such other form as the Corporation shall determine..
(7) Mr. Stevens' position as an executive officer of the Corporation terminated in May 2002.

Option Grants in Last Fiscal Year

         During the fiscal year ended December 31, 2001, there were no grants of stock option to Named Executive Officers under the Plan.

         The Corporation does not currently grant stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and the unexercised options held at December 31, 2001. None of the Named Executives exercised any outstanding options during the fiscal year ended December 31, 2001.

                                  Securities Underlying Unexercised              Value of Unexercised In-the-Money
                                  Options at December 31, 2001 (#)               Options at December 31, 2001 ($)(1)
                                  --------------------------------               -----------------------------------
Name                              Exercisable          Unexercisable            Exercisable             Unexercisable
                                  -----------          -------------            -----------             -------------
E. Kenneth Seiff                    510,924               594,076                   $0                       $0
Patrick C. Barry                    303,424               341,488                   $0                       $0
Jonathan B. Morris                  293,966               351,034                   $0                       $0
Robert G. Stevens (2)               273,050               330,200                   $0                       $0

(1) Represents the value of unexercised, in-the-money stock options at December 31, 2001, using the $1.90 closing price of the Common Stock on that date.
(2) Mr. Stevens' position as an executive officer of the Corporation terminated in May 2002.

Employment Agreements

         The Corporation has entered into an employment agreement with Mr. Seiff, which provides for a base salary, subject to increase by the Board of Directors, and an annual bonus to be determined by the Board of Directors. Mr. Seiff's employment agreement provides that, at the discretion of the Board of Directors, all or part of such bonus may be paid through the issuance to Mr. Seiff of capital stock of the Corporation, provided that at the request of Mr. Seiff, a portion of such bonus sufficient to pay any income taxes arising from such bonus will be paid in cash rather than in capital stock of the Corporation. Mr. Seiff's base salary under his employment agreement is $250,000. Mr. Seiff's employment agreement expires at the end of December 2002. Mr. Seiff's employment agreement obligates the Corporation to pay him an amount equal to the greater of one year's base salary and the total amount due to him during the remaining term of the contract in connection with a termination of his employment by the Corporation, other than for cause. Mr. Seiff's employment agreement also provides for the immediate vesting of any stock options held by him in the event that certain events classified as a "Change In Control" occur. In addition, the Corporation maintains a $1.2 million key person life insurance policy on the life of Mr. Seiff.

         The Corporation is currently negotiating or intends to negotiate employment agreements with Messrs. Barry and Morris to replace recently expired agreements with both of these executive officers. Of course, there can be no assurance that the Corporation will be able to negotiate such employment agreements successfully, or as to the terms that may be contained in any such employment agreement.

Directors' Compensation

         The Corporation's non-employee, independent directors are paid a cash stipend of $500 for each board or committee meeting attended in person and are reimbursed for expenses incurred on behalf of the Corporation. Additionally, each non-employee director receives an option to purchase 3,750 shares of Common Stock under the Plan at the time that such director is appointed and an annual grant of an option to purchase 3,750 shares of Common Stock under the Plan.

         See also the disclosure regarding Robert G. Stevens, a director of the Corporation, under the heading "Certain Relationships and Related Transactions".

Stock Performance Graph

         The following is a comparison of the cumulative total stockholder return of Common Stock with the cumulative total return of the NASDAQ National Stock Market Index and the CRSP Total Return Industry for Retail Trade Stocks for the period from May 16, 1997 (the date of the initial public offering of the Common Stock) though December 31, 2001. Cumulative total return values were calculated assuming an investment of $100 on May 16, 1997 and reinvestment of dividends.

                                 Bluefly, Inc.,
                      Comparison of Cumulative Total Return
                                December 31, 2001

                        [Performance Graph Appears Hear]

                                                                    NASDAQ                 NASDAQ
       Measurement Date                Bluefly, Inc.             Market Index            Retail Index
       ----------------                -------------             ------------            ------------
         May 15, 1997                      100.0                    100.0                   100.0
       December 31, 1997                    62.0                    118.1                   120.8
       December 31, 1998                   324.0                    166.5                   147.0
       December 31, 1999                   330.0                    308.7                   128.8
       December 29, 2000                    18.0                    185.8                    79.0
       December 31, 2001                    60.8                    147.5                   109.3

         This comparison of shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Corporation pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent the Corporation specifically incorporates this comparison by reference therein. This comparison shall not be deemed soliciting material or otherwise deemed filed under either such act.

Certain Relationships and Related Transactions

         In March 2000, the Corporation obtained a commitment from QIP and, to the extent applicable, SFMDI (collectively, "Soros") to provide, at the Corporation's option, up to $15 million of financing at any time during the year 2000 on terms reflecting market rates for such financings at the time such financing was provided (the "Soros Commitment"). As of December 31, 2000, Soros had provided the Corporation with the aggregate principal amount of $15 million in convertible debt financing pursuant to the Soros Commitment, in the form of notes that bore interest at the rate of 8% per annum and were due in May 2001 (the "Soros Commitment Notes"). In connection with the Soros Commitment and the Soros Commitment Notes, the Corporation granted Soros warrants to purchase up to 375,000 shares of Common Stock at an exercise price of $2.29 per share, exercisable at any time during the five years following issuance (the "Soros Commitment Warrants"). The Soros Commitment Warrants have been valued at $467,000, using the Black-Scholes option pricing model and, accordingly, the Corporation recorded a credit to additional paid in capital and a debt discount, that was amortized over the life of the debt.

         In November 2000, the Corporation entered into additional agreements with Soros (the "Additional Soros Financing"), pursuant to which Soros agreed to invest up to an additional $15 million in the Corporation, subject to certain conditions. Under the terms of the Additional Soros Financing, (a) in November 2000, Soros invested an additional $5 million in the form of promissory notes (the "Additional Soros Notes"), (b) in February 2001, following the receipt of shareholder approval of certain aspects of the transaction, the Soros Commitment Notes and the Additional Soros Notes converted into Series B Preferred Stock at the rate of $2.34 per share and the conversion price of the Series A Preferred Stock was reduced to $2.34 per share, (c) the Corporation offered to its public shareholders the right to purchase up to an aggregate of $20 million of Common Stock at a price of $2.34 per share (the "Rights Offering") and (d) Soros agreed to purchase a total dollar amount of shares of Common Stock equal to the difference between $20 million and the aggregate total dollar amount of shares of Common Stock purchased by public shareholders in the Rights Offering, subject to a maximum $10 million commitment on the part of Soros (the "Standby Commitment"). The Rights Offering expired in March 2001. Public shareholders subscribed for 6,921 shares of Common Stock in the Rights Offering for aggregate proceeds of $16,000, and, in accordance with the Standby Commitment, Soros purchased an aggregate of 4,273,504 shares of Common Stock for an aggregate of $10 million in March 2001.

         On March 30, 2001, the Corporation entered into an agreement with Soros (the "Reimbursement Agreement") pursuant to which Soros agreed to issue a standby letter of credit at closing in the amount of $2.5 million in favor of Rosenthal & Rosenthal, Inc. ("Rosenthal") to guarantee (the "Soros Guarantee") a portion of the Corporation's obligations under the agreement (the "Rosenthal Financing Agreement") pursuant to which Rosenthal provides the Corporation with certain credit accommodations, including loans and advances, factor-to-factor guarantees, letters of credit in favor of suppliers and factors and purchases of payables owed to the Corporation's suppliers (the "Loan Facility"). The Corporation agreed to reimburse Soros for any amounts it pays to Rosenthal pursuant to such guarantee and the Corporation granted Soros a subordinated lien on substantially all of its assets, including its cash balances, in order to secure its reimbursement obligations. In addition, during the term of the Rosenthal Financing Agreement, at the Corporation's request, Soros would issue another standby letter of credit for up to an additional $1.5 million. In consideration for the Soros Guarantee, the Corporation issued to Soros warrants to purchase 100,000 shares of Common Stock at an exercise price equal to $0.88, exercisable at any time prior to September 16, 2011.

         On March 22, 2002, the Corporation amended the Reimbursement Agreement with Soros by reducing the total amount of standby letters of credit that Soros is obligated to issue to secure the Loan Facility to $1.5 million from $4 million. In exchange for Soros' agreement to maintain the Soros Guarantee until August 15, 2003, on March 22, 2002, the Corporation issued to Soros warrants to purchase 60,000 shares of Common Stock at an exercise price of $1.66 per share at any time until March 30, 2007. In connection with the issuance of this warrant, Soros agreed that the issuance of this warrant would not trigger the anti-dilution provision of Section 5.8.6 of the Corporation's certificate of incorporation.

         Subject to certain conditions, if the Corporation defaults on any of its obligations under the Rosenthal Financing Agreement, Rosenthal has the right to draw upon the Soros Guarantee to satisfy any such obligations. If and when Rosenthal draws on the Soros Guarantee, pursuant to the terms of the Reimbursement Agreement, the Corporation would have the obligation to, among other things, reimburse Soros for any amounts drawn under such Soros Guarantee plus interest accrued thereon. In addition, to the extent that Rosenthal draws on the Soros Guarantee during the continuance of a default under the Rosenthal Financing Agreement or at any time that the total amount outstanding under the Loan Facility exceeds 90% of the undrawn amount of the Soros Guarantee, the Corporation will be required to issue to Soros a warrant (each, a "Contingent Warrant") to purchase a number of shares of Common Stock equal to the quotient of (a) any amounts drawn under the Soros Guarantee and (b) 75% of the average of the closing price of the Common Stock on the ten days preceding the date of issuance of such warrant. Each Contingent Warrant will be exercisable for ten years from the date of issuance at an exercise price equal to 75% of the average closing price of our Common Stock on the ten days preceding ten days after the date of issuance.

         In December 2001, Soros loaned the Corporation an aggregate of $182,000 in order to pay certain legal expenses of its counsel that the Corporation was required to pay pursuant to its various investment agreements with Soros. The loan, which is evidenced by promissory notes, bears interest at the rate of 9% per year and is payable in December 2004.

         On March 27, 2002, the Corporation entered into an agreement (the "Soros Standby Agreement") with Soros, pursuant to which Soros agreed to provide the Corporation with up to four million dollars ($4,000,000) (the "Standby Commitment Amount") of additional financing on a standby basis at any time prior to January 1, 2003, all of which has since been funded as described below. The Corporation was permitted to draw down on the Standby Commitment Amount only at such time that the Corporation's total cash balances were less than $1,000,000. Such financing was permitted to be made in one or more tranches as determined by the members of the Board of Directors who are not Soros designees, and any and all financings made were required to be on terms that were consistent with those in the market at the time the draw was made for similar investments by investors similar to Soros in companies similar to the Corporation. Subject to certain limitations, the Standby Commitment Amount was to be reduced on a dollar-for-dollar basis by the gross cash proceeds received by the Corporation or any of its subsidiaries from the issuance of any equity or convertible securities after March 27, 2002. In exchange for this commitment, but not as a substitute for additional consideration that Soros would receive if and when any financing was made pursuant to the Soros Standby Agreement, the Corporation issued to Soros a warrant to purchase 100,000 shares of Common Stock at an exercise price of $1.68 per share at any time until March 27, 2007. In connection with the issuance of this warrant, Soros agreed that the issuance of this warrant would not trigger the anti-dilution provision of
Section 5.8.6 of the Corporation's certificate of incorporation.

         In June 2002, Soros invested $1.9 million in the Corporation, thereby reducing its standby commitment to $2.1 million. Under the terms of the transaction, the Corporation issued to Soros 1,186,573 shares of Common Stock at $1.57 per share, and warrants to purchase 296,644 shares of Common Stock at any time during the next five years at an exercise price of $1.88 per warrant for a purchase price of $0.125 per warrant.

         The June 2002 Soros investment was negotiated as part of an equity financing in which third party investors would also participate. In particular, one third party investor committed to invest approximately $7 million on the same terms and conditions as those that applied to Soros' investment. However, this third party investment has not been consummated, and the Corporation does not know when or if it will be consummated. To date, the only funds that the Corporation has received from the third party investor is a good faith deposit, for which the Corporation agreed, for a limited period of time, not to pursue remedies against the third party investor as a result of its failure to honor its investment commitment. That period has since expired[, and the Corporation has commenced an action against the investor]. The Corporation believes that the third party investor's obligations to consummate the investment are enforceable. However, litigation is subject to inherent risks and uncertainties. Moreover, given the substantial costs involved with litigation, there can be no assurance that the amount that the Corporation would be able to collect with respect to any judgment rendered in connection with such litigation would exceed the costs associated with obtaining such judgment.

         In connection with the June 2002 financing, the Corporation agreed to file a registration statement with the Commission within 45 days of closing, in order to register the Common Stock issued in the financing, as well as the Common Stock underlying the warrants. However, given the failure to date of the third party investors to consummate their investment, Soros has agreed with the Corporation to delay the filing of such registration statement, although the Corporation expects that it will be required to file such registration statement at some point in the future.

         As a result of the June 2002 financing, the conversion price of the Series B Preferred Stock, almost all of which is held by Soros, automatically decreased from $2.34 to $1.57. In accordance with EITF 00-27, this reduction in the conversion price of the Corporation's Series B Preferred Stock resulted in the Corporation recording a beneficial conversion feature in the approximate amount of $10.2 million as part of its second quarter financial results. This non-cash charge, which is analogous to a dividend, resulted in an adjustment to the Corporation's computation of (Loss)/Earnings Per Share.

         In August 2002, Soros invested an additional $2.1 million in the Corporation, thereby reducing its standby commitment to zero. Under the terms of the deal, the Corporation issued to Soros 2,100 shares of newly-designated Series 2002 Convertible Preferred Stock at a price of $1,000 per share. The Series 2002 Convertible Preferred Stock has a liquidation preference of $1,000 per share and, subject to shareholder approval as discussed under Item 4 below, is convertible in whole or in part, at the holder's option, into the type of equity securities sold by the Corporation in any subsequent round of equity financing, at the lowest price per share paid by any participant in such financing and upon such other terms and conditions as such securities are sold in such financing. The Series 2002 Convertible Preferred Stock does not have any fixed dividend rate, and does not provide the holders thereof with any voting rights, other than with respect to transactions or actions that would adversely affect the rights, preference, powers and privileges of the Series 2002 Convertible Preferred Stock.

         In September 2002, the Corporation and Soros entered into an agreement pursuant to which Soros purchased 1,000 shares of the Series C Preferred Stock and promissory notes convertible into Series C Preferred

Stock ("Series C Notes") in the aggregate principal amount of $2,000,000, all for the aggregate purchase price of $3,000,000. Each share of Series C Preferred Stock has a face value of $1,000 and a liquidation preference equal to the greater of (i) $1,000 plus accrued and unpaid dividends and (ii) the amount the holder of such share would receive if it were to convert such share into Common Stock immediately prior to the liquidation of the Corporation. The Series C Preferred Stock is convertible, subject to shareholder approval as discussed under Item 5 below, at any time and from time to time at the option of the holder into Common Stock at the rate of one to 1,075.27, subject to adjustment, provided that, until such time as the Charter Amendment is approved, the Series C Preferred Stock is not convertible. The conversion price of the Series C Preferred Stock is subject to an anti-dilution adjustment, pursuant to which, subject to certain exceptions, to the extent that the Corporation issues Common Stock or securities convertible into Common Stock at a price per share less than the Series C Preferred Stock conversion price in the future, the conversion price of the Series C Preferred Stock would be decreased so that it would equal the price at which shares of common stock are sold in the new issuance. However, to the extent required by the rules of the Nasdaq SmallCap Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time, until such time as the Series C Conversion Provisions are approved, the total number of shares of Common Stock issusable upon conversion of the Series C Preferred Stock may not exceed 2,077,341 shares (which represents 19.99% of the Corporation's currently outstanding Common Stock), regardless of any adjustment to the Series C Preferred Stock conversion price.

         Beginning on November 13, 2002, the Corporation is entitled to redeem all, but not less than all, of the outstanding Series C Preferred Stock for cash at the price of, depending upon the date of such redemption, four times, four and one-half times or five times the market price of the Common Stock on the date of the initial issuance of the Series C Preferred Stock. Dividends accrue on the Series C Preferred Stock at an annual rate equal to 8.0% of the face value and are payable only upon conversion or redemption of the Series C Stock or upon the liquidation of the Corporation. The Series C Preferred Stock votes on an as converted basis, except with respect to the approval of the Series 2002 Conversion Provisions and the Series C Conversion Provisions, on which matters the Series C Preferred Stock is not entitled to vote pursuant to the certificate of designations regarding the Series C Preferred Stock. Interest on the Series C Notes accrues at an annual rate equal to 3.0% on a cumulative, compounding basis and is payable only upon repayment of the principal amount, whether at maturity or upon a mandatory or optional prepayment. The outstanding principal amount of the Series C Notes and all accrued and unpaid interest is payable in full no later than March 26, 2003. The Series C Notes are subject to (i) mandatory prepayment upon the occurrence of certain bankruptcy events, whether voluntary or unvoluntary, (ii) prepayment at the option of the holder upon the occurrence of certain events of default, the sale of all or substantially all of the Corporation's assets, the merger or consolidation of the Corporation into another entity or any change of control of the Corporation and (iii) prepayment at the option of the Corporation, at any time or from time to time, upon five days notice to the holder. The principal amount of and interest accrued on the Series C Notes are convertible into Series C Preferred Stock, at the option of the holder and at any time and from time to time, at the rate of $1,000 per share. The Corporation's obligations under the Series C Notes are subordinated to its obligations under the Rosenthal Financing Agreement although such subordination does not effect Soros's conversion rights with respect to the Series C Notes.

          As a result of the September 2002 financing, the conversion price of the Series B Preferred Stock, almost all of which is held by Soros, automatically decreased from $1.57 to $0.93. In accordance with EITF 00-27, this reduction in the conversion price of the Corporation's Series B Preferred Stock resulted in the Corporation recording a beneficial conversion feature in the approximate amount of $5.1 million as part of its third quarter financial results. This non-cash charge, which is analogous to a dividend, resulted in an adjustment to the Corporation's computation of (Loss)/Earnings Per Share.

         Until May 2002, Robert G. Stevens, a director of the Corporation, served as an Executive Vice President of the Corporation. In connection with the termination of his employment, the Corporation agreed to pay to Growth Insight, a corporation wholly owned by Mr. Stevens, $7,000 per month in consideration of consulting services to be performed from June 1, 2002 to November 30, 2002.

         The Corporation believes that each of the transactions described above was on terms fair to the Corporation's and its stockholders, and at least as favorable to the Corporation those available from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock (collectively, the "Reporting Persons") to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Reporting Persons are required to furnish the Corporation with copies of all such reports. To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and certain representations of the Reporting Persons, the Corporation believes that during the 2001 fiscal year all Reporting Persons complied with all applicable Section 16(a) reporting requirements, except that Josephine Esquivel's initial statement of beneficial ownership on Form 3 upon her appointment as a director of the Corporation was inadvertently filed late but was filed on July 18, 2001.

                   ITEM 2. APPROVAL OF THE CHARTER AMENDMENT

         The Corporation's Certificate of Incorporation presently authorizes the issuance by the Corporation of up to 65,000,000 shares of stock, consisting of 40,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of the Record Date there were 10,391,904 shares of Common Stock issued and outstanding, and an additional 22,502,598 shares of Common Stock reserved for issuance upon conversion of shares of Preferred Stock or upon the exercise of outstanding warrants or options issued under the Corporation's stock option plans leaving a balance of 7,105,498 shares of Common Stock authorized and available for issuance. Furthermore, the Corporation's stock option plans provide for the issuance of options to purchase up to an additional 3,021,088 shares of Common Stock. Accordingly, the Corporation could not grant the full amount of options provided for under its current stock option plans, unless some of the options were to be granted subject to stockholder approval of an increase in the number of authorized shares of Common Stock. In addition, until such time as the Charter Amendment is approved, the holders of Series B Preferred Stock and Series C Preferred Stock have agreed to certain limitations on their conversion rights in order to ensure that the number of shares of Common Stock issuable exceed the number of such shares authorized for issuance.

         Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has unanimously approved, and voted to recommend that the stockholders approve, the Charter Amendment pursuant to which the number of shares of Common Stock which the Corporation would be authorized to issue would be increased from 40,000,000 to 92,000,000 shares. If the Charter Amendment is approved by the stockholders at the annual meeting, the Corporation intends to file an amendment to its certificate of incorporation (substantially in the form attached hereto as Exhibit B) with the Secretary of State of the State of Delaware as soon as reasonably practicable and it will become effective upon filing.

         The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Corporation by making it more difficult or costly. The Corporation is not aware of anyone seeking to accumulate Common Stock or obtain control of the Corporation, and has no present intention to use the additional authorized shares to deter a change in control.

         Although the Corporation does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of the proposed additional shares of Common Stock, the Board of Directors believes that it will need to do so in the future. The Board of Directors believes that an increase in the authorized Common Stock would provide the Corporation with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Corporation the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Corporation of the flexibility the Board views as important in facilitating the effective use of the Corporation's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

         The Board of Directors recommends a vote FOR approval of the Charter Amendment.

                     ITEM 3. APPROVAL OF THE PLAN AMENDMENT

         On March 5, 1997, the Board of Directors adopted, and the stockholders approved, the Bluefly, Inc. 1997 Stock Option Plan. The Plan originally provided for the issuance of options (each an "Option") to purchase up to an aggregate of 200,000 shares of Common Stock. At the 1998, 1999 and 2000 annual meetings, the stockholders approved amendments to the Plan which increased the aggregate number of shares of Common Stock which may be the subject of Options granted pursuant to the Plan to 500,000 shares, 1,500,000 shares and 5,400,000 shares, respectively. These shares are issuable under the Plan pursuant to either Incentive Stock Options ("ISOs") qualifying under Section 422 of the Code, granted to officers and key employees of the Corporation, or Non-Qualified Stock Options ("NQSOs") granted to officers, key employees, consultants and non-employee directors. The Corporation currently has 62 officers and key employees, one consultant who has been granted Options under the Plan and six non-employee directors. The Plan is designed to provide an incentive to officers, key employees, consultants and non-employee directors of the Corporation by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the growth and performance of the Corporation. As of September 30, 2002, Options to purchase 3,878,912 shares of Common Stock have been granted and remain outstanding under the Plan.

Proposed Amendments

         In August 2002, the Board of Directors approved amendments to the Plan, subject to stockholder approval, which would increase the aggregate number of shares of Common Stock which may be the subject of Options granted pursuant to the Plan from 5,400,000 shares to 12,200,000 shares.

         The Board of Directors recommended that the Plan Amendment be presented to the Corporation's stockholders for approval. The Board of Directors adopted the Plan Amendment to ensure that the Plan has sufficient shares reserved to allow for future grants under the Plan necessary for the Corporation to remain competitive in its recruiting efforts and for the Corporation to retain existing executives and other key employees. In determining the appropriate size of the increase, the Board of Directors took into account the size of the option programs of a number of similar companies as well as the Corporation's future hiring plans. The Board of Directors also took into account the significant increase in the total number of shares of Common Stock outstanding over the last two years.

         If the stockholders fail to approve the Plan Amendment, the Corporation would likely be severely constrained in its ability to attract and retain executives, other key employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for the Corporation's success.

         A copy of the Plan as amended by the Plan Amendment is attached hereto as Exhibit C. The following is a summary of the material provisions of the Plan.

         Administration of the Plan. The Option Plan/Compensation Committee administers the Plan. The Option Plan/Compensation Committee has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Options and determine the terms of all Options, except that non-employee directors are, in addition to discretionary grants, automatically granted Options both upon becoming members of the Board of Directors and annually pursuant to the formula described below. The Plan provides that no participant may be granted Options to purchase more than 1,000,000 shares of Common Stock in a fiscal year. The Option Plan/Compensation Committee is required to make adjustments with respect to Options granted under the Plan in order to prevent dilution or expansion of the rights of any holder. The Plan requires that the Option Plan/Compensation Committee be composed of at least two directors, each of whom is an "outside director" as that term is defined for purposes of Section 162(m) of the Code. The Plan also requires that the Option Plan/Compensation Committee members be "Non-Employee Directors" within the meaning of Rule 16b-3 under the

Exchange Act. Each member of the Option Plan/Compensation Committee is an "outside director" as that term is defined for purposes of Section 162(m) of the Code and is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

         Amendment. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors, but no amendment without the approval of the stockholders of the Corporation shall be made if stockholder approval would be required under
Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Corporation is subject. Neither the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

         Options Issued Under Stock Option Plan. The terms of specific Options are determined by the Option Plan/Compensation Committee. The per share exercise price of the Common Stock subject to an ISO shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of an ISO granted to a holder of shares representing more than 10% of the total combined voting power of the Corporation (a "10% stockholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. The per share exercise price of the Common Stock subject to a NQSO will be the price determined by the Option Plan/Compensation Committee. The term of each NQSO will be specified by the Option Plan/Compensation Committee, which will generally not exceed 10 years from the date of grant. However, the term of ISOs must not exceed 10 years after the date of the grant (five years, if granted to a 10% stockholder). In addition, the fair market value of shares of Common Stock subject to ISOs (determined as of the date such ISOs are granted) exercisable for the first time by any individual during any calendar year may in no event exceed $100,000.

         Upon the exercise of an Option, the Option holder shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. At the Option Plan/Compensation Committee's discretion, the Plan allows the participant to pay the exercise price (i) in cash, shares of Common Stock, outstanding Options or other consideration or any combination thereof or (ii) pursuant to a broker-assisted cashless exercise program established by the Option Plan/Compensation Committee, provided in each case that such methods avoid "short-swing" trading profits to the participant under Section 16(b) of the Exchange Act. To date, the Option Plan/Compensation Committee has not established a broker-assisted cashless exercise program. The Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

         The unexercised portion of any Option granted to an officer or key employee under the Plan generally will be terminated (i) 30 days after the date on which the optionee's employment is terminated for any reason other than (A) Cause (as defined in the Plan), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the optionee's employment for Cause; (iii) (A) in the case of any ISO, three months after the date on which the optionee's employment is terminated by reason of retirement or one year after the optionee's employment is terminated by reason of mental or physical disability and (B) in the case of any NQSO, three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability which period may be extended in the discretion of the Option Plan/Compensation Committee up to one year after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (iv) (A) 12 months after the date on which the optionee's employment is terminated by reason of his death or (B) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. The Option Plan/Compensation Committee has in the past, and may in the future, extend the period of time during which an optionee may exercise options following the termination of his or her employment.

         Under the Plan, an Option generally may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option may be exercised only by the optionee or, in certain instances, by the optionee's guardian or legal representative, if any.

         Directors' Options. The Plan provides that each non-employee director, who has not previously received a grant of NQSOs, automatically will be granted a NQSO to purchase 3,750 shares of Common Stock on the date of appointment or election, subject to the provisions of the Plan. The Plan further provides that each non-employee director who is serving on the Board of Directors on April 30 of a year during the term of the Plan automatically will receive a NQSO to purchase 3,750 shares of Common Stock on May 1 of the following year. The exercise price of the shares of Common Stock subject to Options granted automatically to each non-employee director shall be 100% of the fair market value of the shares of Common Stock on the date of grant. In addition to Options which may be automatically granted to non-employee directors, the Plan provides that non-employee directors generally may be granted Options at the discretion of the Option Plan/Compensation Committee. Options granted to non-employee directors only may be exercised within ten years of the date of grant. Options granted to non-employee directors terminate (i) 30 days after termination of the director's service as a director of the Corporation for any reason other than retirement or mental or physical disability or death, (ii) three months after the date the director ceases to serve as a director of the Corporation due to retirement or physical or mental disability, which period may be extended at the discretion of the Option Plan/Compensation Committee up to one year after the date on which the director ceases to serve as a director of the Corporation due to retirement physical or mental disability or (iii) (A) 12 months after the date the director ceases to serve as a director due to his death or (B) three months after the death of the director if such death shall occur during the three-month period following the date the director ceased to serve as a director of the Corporation due to physical or mental disability. Except as discussed herein, Options granted to non-employee directors are on the same terms and conditions as all other NQSOs granted pursuant to the Plan.

         As of September 30, 2002, the following individuals and groups had been granted, and are currently holding, Options under the Plan to purchase shares in the amounts indicated: E. Kenneth Seiff (Chairman of the Board, Chief Executive Officer, President and Treasurer): 1,105,000 shares; Patrick C. Barry (Chief Operating Officer and Chief Financial Officer): 644,912 shares; Jonathan B. Morris (Executive Vice President and Secretary): 645,000 shares; Robert G. Stevens (Director): 188,250 shares (including 175,000 shares granted to Mr. Stevens as an executive officer of the Corporation); 188,250 shares Josephine Esquivel (Director): 7,500 shares; Alan Kane (Director): 3,750 shares; Martin Miller (Director): 24,500 shares; Neal Moszkowski (Director): 15,000 shares; David Wassong (Director): 7,500; all current executive officers as a group:
2,998,162 shares; all current non-executive officer directors as a group:
246,500 shares (including 175,000 shares granted to Mr. Stevens as an executive officer of the Corporation); and all employees, including officers other than executive officers, as a group: 1,240,250 shares. As of September 30, 2002, the market value of the Common Stock underlying outstanding Options was approximately $3.3 million.

Interest of Certain Persons in Matters to be Acted Upon

         Although the Corporation cannot currently determine the number of shares subject to Options that may be granted in the future to executive officers or non-employee directors, each of the executive officers and non-employee directors of the Corporation has an interest in the approval of the Plan Amendment in so far as they are likely to be recipients of future Options.

Federal Income Tax Consequences

         Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of the benefits awarded under the Plan.

         There will be no federal income tax consequences to employees, directors, consultants or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee, director or consultant generally will have taxable ordinary income, subject, in the case of an employee, to withholding, in an amount equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in an amount equal to such excess, provided the Corporation complies with applicable reporting and/or withholding rules. Any ordinary income realized by an employee, director or consultant upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a NQSO, employees, directors and consultants will realize capital gain or loss, which capital gain may be subject to reduced rates of tax if such stock was held for more than one year prior to the sale.

         An employee, director or consultant who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

         With respect to ISOs, no compensation income is recognized by an optionee, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of the optionee for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs and (ii) one year from the date of acquisition of the shares upon exercise of an ISO, any gain recognized by the optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the Option price and the sale price of the underlying Common Stock. The net federal income tax effect on the holder of ISOs is to defer, other than for alternative minimum tax purposes, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Corporation will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Corporation satisfying its reporting obligations.

         If an optionee is permitted to, and does, make the required payment of the Option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an Option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

         If the Corporation delivers cash, in lieu of fractional shares, or shares of Common Stock to an employee pursuant to a cashless exercise program, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable reporting and/or withholding requirements.

         If an optionee is permitted to, and does, exercise an ISO later than three months (one year in the event of the optionee's disability, as defined in Code Section 22(e)(3)) of the optionee's termination of employment (other than by reason of death), the optionee will recognize income, and the Corporation generally will be entitled to a deduction, upon exercise of the Option in accordance with the rules for NQSOs described above, provided it complies with applicable reporting and/or withholding requirements.

         Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees ("covered employees") of publicly held corporations, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Because an employer is not, except in the case of a disqualifying disposition, entitled to a deduction upon the grant or exercise of an ISO in any event, this provision generally does not affect the Corporation's tax treatment with regard to ISOs. The compensation element of NQSOs granted by "outside directors" under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant is considered performance-based compensation, if certain requirements are met. The Plan meets such requirements and, accordingly, the compensation element of NQSOs with an exercise price equal to the fair market value of the underlying stock as of the date of grant will not be subject to the deduction limitation of Section 162(m).

         The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

         The Board of Directors recommends a vote FOR approval of the Plan Amendment.

Equity Compensation Plan Information (as of December 31, 2001)


------------------------------- ---------------------------- ---------------------------- ----------------------------
Plan Category                   Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining available for
                                outstanding options,         options, warrants and        future issuance under
                                warrants and rights          rights                       equity compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column (a))
                                (a)                          (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by security holders             3,896,203                      $4.50                      1,503,797
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders              447,000                       $2.38                      1,053,000
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    4,343,203                      $4.28                      2,556,797
------------------------------- ---------------------------- ---------------------------- ----------------------------

         The following is a summary of the material provisions of the Bluefly, Inc. 2000 Plan Stock Option Plan (the "2000 Plan"), the only equity compensation plan of the Corporation not approved by the Corporation's security holders.

         Eligibility. Key employees of the Corporation who are not officers or directors of the Corporation and its affiliates and consultants to the Corporation are eligible to be granted options.

         Administration of the 2000 Plan. The Option Plan/Compensation Committee administers the 2000 Plan. The Option Plan/Compensation Committee has the full power and authority, subject to the provisions of the 2000 Plan, to designate participants, grant options and determine the terms of all options. The 2000 Plan provides that no participant may be granted Options to purchase more than 1,000,000 shares of Common Stock in a fiscal year. The Option Plan/Compensation Committee is required to make adjustments with respect to Options granted under the 2000 Plan in order to prevent dilution or expansion of the rights of any holder. The 2000 Plan requires that the Option Plan/Compensation Committee be composed of at least two directors.

         Amendment. The 2000 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors, but no amendment without the approval of the stockholders of the Corporation shall be made if stockholder approval would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Corporation is subject. Neither the amendment, suspension or termination of the 2000 Plan shall, without the consent of the holder of an option under the 2000 Plan, alter or impair any rights or obligations under any option theretofore granted.

         Options Issued Under 2000 Plan. The Option Plan/Compensation Committee determines the term and exercise price of each option under the 2000 Plan and the time or times at which such option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the exercise price may be paid.

         Upon the exercise of an option under the 2000 Plan, the option holder shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The 2000 Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

         The unexercised portion of any option granted to a key employee under the 2000 Plan generally will be terminated (i) 30 days after the date on which the optionee's employment is terminated for any reason other than (A) Cause (as defined in the 2000 Plan), (B) retirement or mental or physical disability, or
(C) death; (ii) immediately upon the termination of the optionee's employment for Cause; (iii) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (iv)
(A) 12 months after the date on which the optionee's employment is terminated by reason of his death or (B) three months after the date on which the optionee shall die if such death occurs during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. The Option Plan/Compensation Committee has in the past, and may in the future, extend the period of time during which an optionee may exercise options following the termination of his or her employment.

         Under the 2000 Plan, an option generally may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option under the 2000 Plan may be exercised only by the optionee or, in certain instances, by the optionee's guardian or legal representative, if any.

                   ITEM 4. SERIES 2002 CONVERSION PROVISIONS

         As discussed above under the caption "Certain Relationships and Related Transactions," on August 9, 2002, the Corporation issued to Soros 2,100 shares of Series 2002 Preferred Stock in consideration of an aggregate of $2,100,000. The certificate of designations of the Series 2002 Preferred Stock provides that, subject to stockholder approval to the extent required by the rules of the Nasdaq SmallCap Market or any other national securities exchange or quotation system upon which the Common Stock may be listed from time to time, the Series 2002 Preferred Stock is convertible at any time upon the consummation of any subsequent round of financing into the securities issued in such financing at a per share rate equal to $1,000 divided by the lowest price per share paid by any participant in such financing. The holders of Series 2002 Preferred Stock have waived their conversion rights with respect to the September 2002 issuance of Series C Preferred Stock.

         As a Nasdaq SmallCap Market - listed issuer, the Corporation is subject to the requirement that it obtain stockholder approval for any issuance of securities convertible into Common Stock at a price less than the greater of book or market value which equals 20% of the Common Stock or voting power outstanding before such issuance. While it is not clear whether or under what circumstances this rule would apply to the conversion of the Series 2002 Preferred Stock, the Board of Directors has determined that it is advisable to submit the Series 2002 Conversion Provisions to the approval of the Corporation's stockholders. Stockholder approval under Nasdaq's rules requires the vote of a simple majority of the shares present at any meeting and entitled to vote. Therefore, Soros beneficially owns sufficient shares (even excluding its shares of Series C Preferred Stock, which is not entitled to vote on this matter) to determine the outcome of the vote with respect to the Series 2002 Conversion Provisions.

         As holder of a majority of the issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, Soros has substantial influence over whether, and the terms upon which, the Corporation may consummate any subsequent round of financing. Moreover, Soros has historically provided the Corporation with much of its needed equity capital. Although there can be no assurance that the Corporation will be able to raise additional equity capital, the Board of Directors believes that it will be substantially more difficult to raise additional equity capital, either from Soros or a third party, in the event that the Series 2002 Conversion Provisions are not approved.

         The Board of Directors recommends a vote FOR approval of the Series 2002 Conversion Provisions.

                     ITEM 5. SERIES C CONVERSION PROVISIONS

         As discussed above under the caption "Certain Relationships and Related Transactions," on September 27, 2002, the Corporation issued to Soros 1,000 shares of Series C Preferred Stock and Series C Notes in the aggregate principal amount of $2,000,000, all for an aggregate purchase price of $3,000,000. In connection with this financing, the corporation designated 3,500 shares of Series C Preferred Stock, 1,000 of which were issued as noted above and 2,000 of which may be issued upon conversion of the Series C Notes.

         As noted above under Item 4, as a Nasdaq SmallCap Market - listed issuer, the Corporation is subject to the requirement that it obtain stockholder approval for any issuance of securities convertible into Common Stock at a price less than the greater of book or market value which equals 20% of the Common Stock or voting power outstanding before such issuance. While the conversion price of the Series C Preferred Stock was based on the market value of the Common Stock as of the date of issuance, the Corporation understands that Nasdaq may take the position that the inclusion of provisions relating to anti-dilution adjustments to the Series C Preferred Stock conversion price based on future equity issuances may bring the Series C Preferred Stock within the coverage of the Nasdaq stockholder approval rules. Accordingly, the Board of Directors has determined that it is advisable to submit the Series C Conversion Provisions to the approval of the Corporation's stockholders and the maximum number of shares that may be issued upon conversion of the Series C Preferred Stock has been set at 2,077,431 (which represents 19.99% of the currently outstanding Common Stock) until such time as the Series C Conversion Provisions are so approved. Stockholder approval under Nasdaq's rules requires the vote of a simple majority of the shares present at any meeting and entitled to vote. Therefore, Soros beneficially owns sufficient shares of Common Stock (even excluding its shares of Series C Preferred Stock, which is not entitled to vote on this matter) to determine the outcome of the vote with respect to the Series C Conversion Provisions.

         As holder of a majority of the issued and outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, Soros has substantial influence over whether, and the terms upon which, the Corporation may consummate any subsequent round of financing. Moreover, Soros has historically provided the Corporation with much of its needed equity capital. Although there can be no assurance that the Corporation will be able to raise additional equity capital, the Board of Directors believes that it will be substantially more difficult to raise additional equity capital, either from Soros or a third party, in the event that the Series C Conversion Provisions are not approved.

         The Board of Directors recommends a vote FOR approval of the Series C Conversion Provisions.

               ITEM 6. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected PwC as independent accountants for the fiscal year ending December 31, 2002. The Corporation's financial statements for the 2001 fiscal year were examined and reported upon by PwC. The Audit Committee has directed that the appointment of PwC as the Corporation's independent accountants for the fiscal year ending December 31, 2002 be submitted for ratification by the stockholders at the annual meeting.

         In the event that the stockholders do not ratify the appointment of PwC, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interest of the Corporation and its stockholders.

         A representative of PwC will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

         The aggregate fees billed for professional services rendered by PwC for the audit of the Corporation's consolidated financial statements, including the reviews of the Corporation's condensed consolidated financial statements included in its quarterly reports on Form 10-Q, for fiscal 2001 were approximately $61,000.

Financial Information Systems Design And Implementation Fees

         PwC did not render any services to the Corporation related to financial information systems design and implementation during fiscal 2001.

Other Fees

         PwC did not bill the Corporation for any other professional services rendered during fiscal 2001 other than those described in the previous two paragraphs.

         The Board of Directors recommends a vote FOR the ratification of PwC as the Corporation's independent accountants.

                                 OTHER BUSINESS

         The Board of Directors currently knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

         The Corporation's bylaws provide that a stockholder who intends to present a proposal for stockholder vote at the Corporation's next annual meeting must give written notice to the Secretary of the Corporation not less than 90 days prior to the date that is one year from the date of this annual meeting. Accordingly, any such proposal must be received by the Corporation before [August 21], 2003. The notice must contain specified information about the proposed business and the stockholder making the proposal. If a stockholder gives notice of a proposal after the deadline, the Corporation's proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting. In addition, in order to include a stockholder proposal in the Corporation's proxy statement and form of proxy for the next annual meeting, such proposal must be received by the Corporation at its principal executive offices no later than the close of business on [June 20], 2003 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                              COST OF SOLICITATION

         The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

                     INCORPORATION OF FINANCIAL INFORMATION

         The following financial statements and other portions of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Commission on March 27, 2002 (the "Form 10-K"), Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002, filed with the Commission on April 24, 2002 and August 13, 2002, respectively (collectively the "Forms 10-Q"), copies of which are being delivered with the Proxy Statement, are incorporated by reference herein:

               o financial statements of the Corporation appearing in Part II, Item 8 of the Form 10-K and in Part I, Item 1 of the Forms 10-Q.

         All documents filed with the Commission by the Corporation pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Proxy Statement and prior to the date of the meeting are incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                          By Order of the Board of Directors,


                                          E. KENNETH SEIFF
                                          President and Chief Executive Officer

Dated: [October 17], 2002

[FRONT]

                                  BLUEFLY, INC.
                                      PROXY
                       Annual Meeting, [November 18,] 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints E. KENNETH SEIFF and JONATHAN MORRIS as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated on the reverse side, all shares of Common Stock and Series A Preferred Stock of Bluefly, Inc. held on record by the undersigned on [October 10, 2002], at the Annual Meeting of Stockholders to be held on [November 18,] 2002, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

                (Continued and to be signed on the reverse side.)

[X] Please mark your
    votes as in
    this example.

                        VOTE FOR
                      all nominees
                       listed at       VOTE WITHHELD
1.ELECTION          right except as      AUTHORITY                                                          FOR    AGAINST   ABSTAIN
  OF DIRECTORS         marked to the      from all     Nominees:                2. PROPOSAL TO              [_]      [_]       [_]
                      contrary below      nominees         E. Kenneth Sieff        APPROVE THE CHARTER
                           [_]              [_]            Josephine Esquivel      AMENDMENT TO INCREASE
                                                           Alan Kane               THE NUMBER OF AUTHORIZED
FOR,                                                       Martin Miller           SHARES OF COMMON STOCK.
EXCEPT VOTE        __________________                      Robert G. Stevens
WITHHELD AS TO                                                                  3. PROPOSAL TO APPROVE      [_]      [_]       [_]
THE FOLLOWING      __________________                                              THE PLAN AMENDMENT TO
NOMINEES (IF                                                                       INCREASE THE NUMBER OF
ANY):              __________________                                              SHARES AVAILABLE FOR
                                                                                   GRANT UNDER THE PLAN.
                   __________________
                                                                                4. PROPOSAL TO APPROVE      [_]      [_]       [_]
                   __________________                                              THE SERIES 2002
                                                                                   CONVERSION PROVISIONS

                                                                                5. PROPOSAL TO APPROVE      [_]      [_]       [_]
                                                                                   THE SERIES C CONVERSION
                                                                                   PROVISIONS

                                                                                6. PROPOSAL TO RATIFY THE
                                                                                   APPOINTMENT OF
                                                                                   INDEPENDENT ACCOUNTANTS.

                                                                                7. IN THEIR DISCRETION,     [_]      [_]       [_]
                                                                                   THE NAMED PROXIES MAY
                                                                                   VOTE ON SUCH OTHER
                                                                                   BUSINESS AS MAY PROPERLY
                                                                                   COME BEFORE THE ANNUAL
                                                                                   MEETING, OR ANY
                                                                                   ADJOURNMENTS OR
                                                                                   POSTPONEMENTS THEREOF.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated [September 16, 2002].

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

___________________________  __________________________
SIGNATURE OF STOCKHOLDER     SIGNATURE IF HELD JOINTLY       DATE_______________

NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as a attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

                                                                       Exhibit A

                         CHARTER OF THE AUDIT COMMITTEE

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                                  BLUEFLY, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Bluefly, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor and review the processes pursuant to which the Company's financial statements are prepared and audited, the fairness of those financial statements and monitor and ensure the adequacy of the Company's systems of internal controls regarding finance, accounting, and legal compliance.

o Appoint and monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication between the independent auditors, management and the Board of Directors.


The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other financial consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the National Association of Securities Dealers. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

Audit Committee members shall be appointed by the Board of Directors. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company's public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee should meet privately and separately, on a regular basis, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have it published in a proxy or information statement at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3. Review and discuss with management and with the independent auditors the Company's quarterly earnings releases and reports prior to public distribution.

4. Review any reports or other documents filed with the Securities and Exchange Commission that include public financial disclosures prior to filing or distribution and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

5. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses including the status of previous recommendations.

6. Review written reports and significant findings prepared by the independent auditors, if any, and if appropriate, discuss the information contained in the reports with the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

7. Receive copies of reports to management prepared by the independent auditors and management's responses to any such reports. Obtain confirmation from the independent auditors that the Company is in compliance with its financial reporting requirements.

8. Review, annually, the procedures, structure, and qualifications of the Company's financial reporting personnel. Discuss with the independent auditors the performance of the financial reporting personnel and any recommendations the independent auditors may have.

9. Review and approve the partners or managers of the independent auditors who were engaged on the Company's audit.

10. To the extent that they have not been reviewed by the Compensation Committee of the Board of Directors or another committee of the Board of Directors composed of independent directors, review related party transactions and transactions involving conflicts of interest with officers and directors, whenever possible in advance of the creation of such transaction or conflict. Cause to be reviewed compensation, expenses, perquisites and related party transactions with officers and directors to verify that they are in accordance with corporate policies and with any agreements or arrangements approved by the Board of Directors.

Independent Auditors

11. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall review the independence and performance of the independent auditors and the experience and qualifications of the senior members of the independent auditor team. The Audit Committee shall annually appoint the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

12. Approve the audit fees and other significant compensation to be paid to the independent auditors.

13. Approve the retention and related fees of the independent auditors for any non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors' independence consistent with applicable standards.

14. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

15. Review the independent auditors' audit plan - discuss scope, staffing, reliance upon management and audit approach.

16. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public
         Accountants: A Statement of Auditing Standards No. 61 including such matters as (i) the consistency of application of the Company's accounting policies; (ii) the completeness of information contained in the financial statements and related disclosures; (iii) the selection of new or changes to the Company's accounting policies; (iv) estimates, judgments and uncertainties; (v) unusual transactions and (vi) accounting policies relating to significant financial statements items, including the timing of transactions and the period in which they are recorded.

17. Obtain and consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates the clarity of the Company's financial disclosures and other significant decisions made by management in preparing the financial disclosures.

Legal Compliance

18. On at least an annual basis, review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

20. Report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

21. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

22. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

25. Review financial and accounting personnel succession planning within the Company.

                                                                       Exhibit B

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  BLUEFLY, INC.

                           --------------------------

It is hereby certified:

                  FIRST: The name of the corporation is Bluefly, Inc. (the "Corporation").

                  SECOND: The Certificate of Incorporation is hereby amended and by amending and restating Section 4.1 thereof to read in its entirety as follows:

         "The total number of shares of stock that the Corporation shall have authority to issue is: one hundred seventeen million (117,000,000) of which ninety-two million (92,000,000) shall be shares of Common Stock of the par value of $.01 ("Common Stock") and twenty-five million (25,000,000) shall be shares of Preferred Stock of the par value of $.01 each ("Preferred Stock")."

                  THIRD: The amendment herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

November [  ], 2002                  BLUEFLY, INC.

                                     By:
                                        ----------------------------------
                                     Name:
                                     Title:

                                                                       Exhibit C

                                  BLUEFLY, INC.
                             1997 STOCK OPTION PLAN

Section 1. Purpose

         The purposes of this Bluefly, Inc. 1997 Stock Option Plan (the "Plan") are to encourage selected employees, consultants and directors of Bluefly, Inc. (together with any successor thereto, the "Company' ) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

Section 2. Definitions

         As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a non-employee director within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

         (e) "Consultant" shall mean any Person who contracts to provide services to the Company as an independent contractor.

         (f) "Fair Market Value" shall mean, with respect to Shares or other securities (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Shares are then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee; or
(iv) if the provisions of clauses (i), (ii) and (iii) shall not be applicable, the fair market value established by the Committee acting in good faith.

         (g) "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

         (h) "Key Employee" shall mean any officer, director or other employee who is a regular full-time employee of the Company or its present and future Affiliates.

         (i) "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company or any Affiliate.

         (j) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not an Incentive Stock Option.

         (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         (1) "Option Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

         (m) "Participant" shall mean a Key Employee, Consultant or Non-Employee Director who has been granted an Option under the Plan.

         (n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

         (p) "Shares" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 4(b) of the Plan.

         (q) "Ten Percent Shareholder" shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company.

Section 3. Administration

         (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any shareholder of the Company or any Affiliate, and any employee of the Company or of any Affiliate.

         (b) Powers. Subject to the terms of the Plan and applicable law and except as provided in Section 7 hereof, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Options granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

         (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Options granted thereunder and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 4. Shares Available for Options

         (a)      Shares Available. Subject to adjustment as provided in Section
                  4(b):

                  (i) Limitation on Number of Shares. Options issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued to Key Employees, Consultants and Non-Employee Directors pursuant to, or by reason of, Options is 12,200,000. No Participant shall be granted in any one fiscal year Options to purchase more than 1,000,000 Shares. To the extent that an Option granted to a Participant ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Option shall again become available for award under the Plan; provided, however, that in the case of the cancellation or termination of an Option in the same fiscal year that such Option was granted, both the canceled Option and the newly granted Option shall be counted in determining whether the recipient has received the maximum number of such Options under the Plan for such fiscal year.

                  (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Option to (A) a Key Employee or Consultant or (B) a Non-Employee Director shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan to (x) Key Employees and Consultants or (y) Non-Employee Directors, respectively.

                  (iii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

         (b) Adjustments. In the event that the Committee shall determine that any (i) subdivision or consolidation of Shares, (ii) dividend or other distribution (in the form of Shares), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (of a type described in Treasury Regulation Section 1.162-27(e)(2)(iii)(C)), affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Options, (y) the number and type of Shares subject to outstanding Options, and
(z) the grant, purchase, or exercise price with respect to an Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option, provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a Non-Qualified Stock Option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to any Participant in any fiscal year; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

Section 5. Eligibility

         Options may be granted only to Key Employees, Consultants and Non-Employee Directors; provided, however, that Incentive Stock Options may be granted only to Key Employees. In determining the Persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee shall take into account the nature of the Person's duties, such Person's present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Key Employee or Consultant who has been granted an Option or Options under the Plan may be granted an additional Option or Options, subject to such limitations as may be imposed by the Code on the grant of incentive Stock Options.

Section 6. Option

         The Committee is hereby authorized to grant Options to Participants upon the following terms and the conditions (except to the extent otherwise provided in Section 7) and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

                  (a) Exercise Price. The purchase price per Share purchasable under Incentive Stock Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided that the purchase price per Share purchasable under Incentive Stock Options granted to Ten Percent Shareholders shall be not less than 110% of the Fair Market Value of a Share on the date of grant. The purchase price per Share purchasable under Non-Qualified Stock Options shall be the price determined by the Committee.

                  (b) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant, or in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, 5 years from the date of grant.

                  (c) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid "short-swing" profits to the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

                  (d) Early Termination. The unexercised portion of any Option granted to a Key Employee or Consultant under the Plan will generally be terminated (i) thirty (30) days after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, for any reason other than (A) Cause (as defined below), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the Key Employee's employment for Cause; (iii) in the case of any Incentive Stock Option, three months after the date on which the Key Employee's employment is terminated by reason of retirement or one year after the Key Employee's employment is terminated by reason of mental or physical disability, or in the case of any Non-Qualified Stock Option, three months after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of retirement or mental or physical disability, or in the discretion of the Committee up to one year after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of retirement or mental or physical disability; or (iv)(A) 12 months after the date on which the Key Employee's employment is terminated or the period of the Consultant's services ceases, as the case may be, by reason of the death of the Key Employee or the Consultant, as the case may be, or (B) three months after the date on which the Key Employee or the Consultant, as the case may be, shall die if such death shall occur during the three-month period following the termination of the Key Employee's employment or the cessation of the Consultant's services, as the case may be, by reason of retirement or mental or physical disability. The term "Cause," as used herein, shall mean (w) the Key Employee's willful misconduct or fraud in the performance of his duties under such Key Employee's employment arrangement with the Company, (x) the continued failure or refusal of the Key Employee (following written notice thereof) to carry out any reasonable request of the Board for the provision of services under such Key Employee's employment arrangement with the Company, (y) the material breach by the Key Employee of his employment arrangement with the Company or (z) the entering of a plea of guilty or nolo contendere to or the conviction of the Key Employee for a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct. For purposes of this paragraph (d), no act shall be considered willful unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

                  (e) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

                  (f) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

                  (g) Limits on Transfer of Options. Subject to Code Section 422, no Option and no right under any such Option, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Option upon the death of the Participant. Each Option, and each right under any such Option, shall be exercisable during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Option that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

                  (h) Term of Options. Except as set forth in Section 6(b) and
         Section 7, the term of each Option shall be for such period as may be determined by the Committee.

                  (i) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Options Awarded to Non-Employee Directors

         Each Non-Employee Director who was a member of the Board on the Effective Date (defined hereafter) shall automatically be granted on such date a Non-Qualified Stock Option to purchase 5,000 Shares, subject to all of the provisions of the Plan. Each person who is either elected or appointed a Non-Employee Director, and who has not previously received a grant of Non-Qualified Stock Options pursuant to the Plan, shall automatically be granted a Non-Qualified Stock Option to purchase 3,750 Shares on the date of their appointment or election, subject to the provisions of the Plan. In addition, each Non-Employee Director who is a member of the Board on April 30 of a year during the term of the Plan beginning in calendar year 1998 shall automatically be granted a Non-Qualified Stock Option to purchase 3,750 Shares on May 1of the following year. All Options granted to Non-Employee Directors pursuant to the Plan shall (a) be (in the case of a grant under this Section 7) at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date of the grant; (b) have (in the case of a grant under this Section 7) a term of 10 years; (c) terminate (i) thirty (30) days after termination of a Non-Employee Director's service as a director of the Company for any reason other than retirement or mental or physical disability or death, (ii) thirty (30) days after the date the Non-Employee Director ceases to serve as a director of the Company due to retirement or physical or mental disability, or in the discretion of the Committee up to one year after the date the Non-Employee Director ceases to serve as a director of the Company due to retirement or physical or mental disability or (iii)(A) 12 months after the date the Non-Employee Director ceases to serve as a director due to the death of the Non-Employee Director or (B) three months after the death of the Non-Employee Director if such death shall occur during the three month period following the date the Non-Employee Director ceased to serve as a director of the Company due to physical or mental disability; and (d) be otherwise on the same terms and conditions as all other Options granted pursuant to the Plan.

Section 8. Amendment and Termination

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

         (a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval would be required under Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

         (b) Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent enlargement of the benefits or potential benefits to be made available under the Plan.

         (c) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 9. Election to Have Shares Withheld

         (a) In combination with or in substitution for cash withholding or any other legal method of satisfying federal and state withholding tax liability, a Participant may elect to have Shares withheld by the Company or to have Shares sold in a broker-assisted transaction in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided
(i) the Committee shall have adopted procedures providing for a withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a Participant elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the date of grant of the Option, except, however, such six (6) month condition shall not apply if the Participant's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, or (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

         (b) A share withholding election shall be deemed made when written notice of such election, signed by the Participant, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

         (c) If a Participant has made a share withholding election pursuant to this Section 9, and (i) within thirty (30) days of the date of exercise of the Option, the Participant elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of the Option, then such Participant will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the Participant's election pursuant to Section 83(b) of the Code; or (ii) if the Participant has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such Participant will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount.

Section 10. Vesting Limitation on Incentive Stock Options

         The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

Section 11. General Provisions

         (a) No Rights to Awards. No Key Employee or Consultant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or Consultants or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.

         (b) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

         (e) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Option shall remain in full force and effect.

         (f) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

         (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

Section 12. Deductibility of Compensation

         Prior to the end of the "reliance period" as defined in Treasury Regulation Section 1.162-27(f)(2), the Committee shall take such actions, if any, that it deems necessary or appropriate so that the compensation element of Non-Qualified Stock Options will qualify as "qualified performance-based compensation," within the meaning of Treasury Regulation Section 1.162-27(e).

Section 13. Effective Date of the Plan

         The Plan is effective as of the closing of the Company's initial public offering (the "Effective Date").

Section 14. Term of the Plan

         The Plan shall continue until the earlier of (i) the date on which all Options issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) March 4, 2007. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.


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